Exhibit 23.4

CONSENT

OF

LATHAM & WATKINS LLP

We hereby consent to the reference to our firm name under the caption “Legal Matters” in the proxy statement/prospectus that forms a part of the Registration Statement on Form F-4 of Mereo BioPharma Group plc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ Latham & Watkins LLP
March 15, 2019